UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On May 3, 2021, Teligent, Inc. (the “Company”) issued a press release announcing the Company’s financial report for the year ended December 31, 2020 and certain other information. A copy of the press release is attached hereto as Exhibit 99.1.

The Company will conduct a conference call to review its financial results on May 4, 2021 at 4:30 p.m. Eastern Time.

The information, including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELIGENT, INC.

By:	/s/ Philip K. Yachmetz
Name:	Philip K. Yachmetz
Title:	Chief Legal Officer

Date: May 3, 2021

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Report:

Exhibit No.	Description
99.1	Press release of Teligent, Inc., dated May 3, 2021